Exhibit 10.42
AQUA AMERICA, INC.
2009 OMNIBUS EQUITY COMPENSATION PLAN
As Amended as of February 25, 2011

AQUA AMERICA, INC.
2009 OMNIBUS EQUITY COMPENSATION PLAN
The purpose of the Aqua America, Inc. 2009 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Aqua America, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute to the success of the Company, align the economic interests of the participants with those of the shareholders, and provide a means through which the Company can attract and retain officers, other key employees, non-employee directors and key consultants of significant talent and abilities for the benefit of our shareholders and customers. The Plan shall be effective as of May 8, 2009, subject to approval by the shareholders of the Company. The Plan was amended as of February 25, 2011.
Section 1. Definitions
The following terms shall have the meanings set forth below for purposes of the Plan:
(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
(b) A Person shall be deemed a “Beneficial Owner” of any securities:
(i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;
(ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of the Company; provided, however, that nothing in this subsection (b) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.
(c) “Board” shall mean the Board of Directors of the Company.
(d) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.
(e) “Change in Control” shall be deemed to have occurred if:
(i) any Person, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 20% or more of the Company Stock then outstanding;
(ii) during any twenty-four month period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or
(iii) there occurs a sale of 50% or more of the aggregate assets or earning power of the Company and its subsidiaries, or its liquidation is approved by a majority of its shareholders or the Company is merged into or is merged with an unrelated entity such that following the merger, the shareholders of the Company no longer own more than 50% of the resultant entity.

Notwithstanding anything in this subsection (e) to the contrary, a Change in Control shall not be deemed to have taken place under clause (e)(i) above if (A) such Person becomes the Beneficial Owner in the aggregate of 20% or more of the Company Stock then outstanding as a result, in the determination of a majority of those members of the Board in office prior to the acquisition, of an inadvertent acquisition by such Person if such Person, as soon as practicable, divests itself of a sufficient amount of its Company Stock so that it no longer owns 20% or more of the Company Stock then outstanding, or (B) such Person becomes the Beneficial Owner in the aggregate of 20% or more of the Company Stock outstanding as a result of an acquisition of Company Stock by the Company which, by reducing the number of Company Stock outstanding, increases the proportionate number of shares of Company Stock beneficially owned by such Person to 20% or more of the shares of Company Stock then outstanding; provided, however that if a Person shall become the Beneficial Owner of 20% or more of the shares of Company Stock then outstanding by reason of Company Stock purchased by the Company and shall, after such share purchases by the Company become the Beneficial Owner of any additional shares of Company Stock, then the exemption set forth in this clause shall be inapplicable.
(f) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(g) “Committee” shall mean the committee, consisting of members of the Board, designated by the Board to administer the Plan.
(h) “Company” shall mean Aqua America, Inc. and shall include its successors.
(i) “Company Stock” shall mean common stock of the Company.
(j) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee or as otherwise determined by the Committee.
(k) “Dividend” shall mean a dividend paid on shares of Company Stock. If interest is credited on accumulated dividends, the term “Dividend” shall include the accrued interest.
(l) “Dividend Equivalent” shall mean a dividend payable on a hypothetical share of Company Stock.
(m) “Dividend Equivalent Amount” shall mean an amount determined by multiplying the number of Dividend Equivalents subject to a Grant by the per-share cash Dividend paid by the Company on its outstanding Company Stock, or the per-share fair market value (as determined by the Committee) of any Dividend paid by the Company on its outstanding Company Stock in consideration other than cash, with respect to each record date for the payment of a dividend during the Accumulation Period described in Section 11(a)(i). If interest is credited on accumulated Dividend Equivalents, the term “Dividend Equivalent Amount” shall include the accrued interest.
(n) “Early Retirement” shall mean, except as otherwise provided in the Grant Instrument, termination of a Grantee’s employment that occurs on or after the date that the Grantee becomes eligible for early retirement pursuant to the terms of the Pension Plan; provided, however, that if a Grantee is not an active participant in the Pension Plan immediately prior to terminating employment, “Early Retirement” shall mean, except as otherwise provided in the Grant Instrument, termination of a Grantee’s employment that occurs on or after the date that a Grantee is first eligible for Social Security retirement benefits and has completed at least 10 years of service as would be determined for vesting purposes under the Pension Plan.

(o) “Employee” shall mean an employee of the Company or a subsidiary of the Company.
(p) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board).
(q) “Employer” shall mean the Company and each of its subsidiaries.
(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(s) “Exercise Price” shall mean the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.
(t) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.
(u) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.
(v) “Grant Instrument” shall mean the agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.
(w) “Grantee” shall mean an Employee, Key Advisor or Non-Employee Director who receives a Grant under the Plan.
(x) “Incentive Stock Option” shall mean an option to purchase Company Stock that is intended to meet the requirements of section 422 of the Code.
(y) “Key Advisor” shall mean a consultant or advisor of an Employer.

(z) “Non-Employee Director” shall mean a member of the Board who is not an Employee.
(aa) “Nonqualified Stock Option” shall mean an option to purchase Company Stock that is not intended to meet the requirements of section 422 of the Code.
(bb) “Normal Retirement” shall mean, except as otherwise provided in the Grant Instrument, termination of a Grantee’s employment on or after the date a Grantee first satisfies the conditions for normal retirement benefits under the terms of the Pension Plan, whether or not the Grantee is covered by the Pension Plan.
(cc) “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.
(dd) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 10.
(ee) “Pension Plan” shall mean the Retirement Income Plan for Aqua America, Inc. and Subsidiaries, as in effect from time to time.
(ff) “Person” shall mean any individual, firm, corporation, partnership or other entity except the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan.
(gg) “SAR” shall mean a stock appreciation right with respect to a share of Company Stock.
(hh) “Stock Award” shall mean an award of Company Stock, with or without restrictions.
(ii) “Stock Unit” shall mean an award of a phantom unit that represents a hypothetical share of Company Stock.
Section 2. Administration
(a) Committee. The Plan shall be administered and interpreted by the Board or by a Committee appointed by the Board. The Committee, if applicable, should consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. The Board shall approve and administer all grants made to Non-Employee Directors. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee. In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Committee of the Board or any successor Board committee performing substantially the same functions.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size, terms and conditions of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the provisions of Section 17 below, and (v) deal with any other matters arising under the Plan.
(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
Section 3. Grants
Awards under the Plan may consist of grants of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9 and Other Stock-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.
Section 4. Shares Subject to the Plan
(a) Shares Authorized. Subject to adjustment as described in subsection (d) below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 5,000,000 shares. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Exercise Price of an Option or withheld for purposes of satisfying the Company’s minimum tax withholding obligations with respect to Grants under the Plan shall again be available for issuance or transfer under the Plan.

(b) Limit on Stock Awards, Stock Units and Other Stock-Based Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Plan pursuant to Stock Awards, Stock Units and Other Stock-Based Awards during the term of the Plan is 2,500,000 shares (i.e., fifty percent (50%) of the aggregate limit described in subsection (a) above), subject to adjustment as described in subsection (d) below.
(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 200,000 shares, subject to adjustment as described in subsection (d) below. The foregoing limit of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments with respect to Grants (other than with respect to Dividend Equivalents or Dividends) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents and Dividends on performance-based Grants described in Section 12 during any calendar year in excess of $600,000.
(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of a Change in Control of the Company, the provisions of Section 15 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.
Section 5. Eligibility for Participation
(a) Eligible Persons. All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees. The Committee shall select the Employees, Key Advisors and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.
Section 6. Options
The Committee may grant Options to an Employee, Key Advisor or Non-Employee Director upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
(a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Key Advisors and Non-Employee Directors.
(b) Type of Option and Price.
(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees and Non-Employee Directors.
(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.
(c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
(d) Exercisability of Options.
(i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. Without limiting the foregoing, unless the Committee determines otherwise, if a Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s death or Disability, all outstanding Options held by the Grantee as of the date the Grantee ceases to be employed by, or provide service to, the Employer shall become fully exercisable on the date of such termination of employment or service.

(ii) The Committee may provide in a Grant Instrument that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during the same period as would be required to vest in the underlying Option, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.
(e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
(f) Termination of Employment, Retirement, Disability or Death.
(i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer as an Employee, Key Advisor or member of the Board.
(ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer or a termination for any reason other than death, Disability, Early Retirement or Normal Retirement, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
(iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee, including Options becoming exercisable pursuant to Section 6(d)(i) above, shall terminate unless exercised within thirty-eight (38) months after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term.

(iv) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within thirty-eight (38) months after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless the Committee determines otherwise, no Option shall accelerate and become exercisable as a result of a Grantee’s Early Retirement or Normal Retirement.
(v) If the Grantee dies while employed by, or providing service to, the Employer, any Option that is otherwise exercisable by the Grantee, including Options becoming exercisable pursuant to Section 6(d)(i) above, shall terminate unless exercised within twelve (12) months after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term.
(g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Company depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.
(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary corporation (within the meaning of section 424(f) of the Code) of the Company.

(i) Restrictive Covenants Agreement. All unexercised Options following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the thirty-eight (38)-month period following such termination of employment or service, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer, except as otherwise provided in the Grant Instrument.
Section 7. Stock Awards
The Committee may issue or transfer shares of Company Stock to an Employee, Key Advisor or Non-Employee Director under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:
(a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time, at a particular date or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”
(b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.
(c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. Without limiting the foregoing, unless the Committee determines otherwise:
(i) If a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement, a pro-rata portion of the Stock Award, based on the period in which the Grantee was employed by, or providing service to, the Employer during the Restriction Period, shall not terminate and shall continue to be subject to the restrictions, if any, to which such Stock Award was subject at the time of the Grant and the remaining balance of such Stock Award shall terminate. The shares of Company Stock subject to the pro-rata portion of the Stock Award that does not terminate on account of Early Retirement shall continue to be subject to any performance goals established by the Committee with respect to the Stock Award.
(ii) If a Grantee ceases to be employed by, or provide service to, the Employer on account of Normal Retirement, the Stock Award shall not terminate as a result of the Grantee’s Normal Retirement. The shares of Company Stock subject to the Stock Award shall continue to be subject to any performance goals established by the Committee with respect to the Stock Award.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 14(a) below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.
(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any Dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.
(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period. Without limiting the foregoing, unless the Committee determines otherwise, if a Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s death or Disability, the restrictions and conditions on all outstanding Stock Awards held by the Grantee as of the date the Grantee ceases to be employed by, or provide service to, the Employer shall immediately lapse.
(g) Restrictive Covenants Agreement. All Stock Awards with respect to which the applicable restrictions have not lapsed following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the Restriction Period, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer, except as otherwise provided in the Grant Instrument.
Section 8. Stock Units
The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Key Advisor or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
(a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. Without limiting the foregoing, unless the Committee determines otherwise, if a Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s death or Disability, all outstanding Stock Units held by the Grantee as of the date the Grantee ceases to be employed by, or provide service to, the Employer shall become fully vested on the date of such termination of employment or service.
(c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. Without limiting the foregoing, unless the Committee determines otherwise:
(i) If a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement, a pro-rata share of the Stock Units, based on the period in which the Grantee was employed by, or providing service to, the Employer during the period of time during which the Stock Units remain subject to restrictions, shall not be forfeited as a result of such termination of employment or service. The pro-rata share of the Stock Units that is not forfeited as a result of the Grantee’s Early Retirement shall continue to be subject to any performance goals established by the Committee with respect to the Stock Units.
(ii) If a Grantee ceases to be employed by, or provide service to, the Employer on account of Normal Retirement, the Stock Units shall not be forfeited as a result of such termination of employment or service. The Stock Units shall continue to be subject to any performance goals established by the Committee with respect to the Stock Units.
(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.
(e) Restrictive Covenants Agreement. All Stock Units with respect to which the applicable restrictions have not lapsed or which have not yet been paid following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the period of time during which the Stock Units remain subject to restrictions, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer, except as otherwise provided in the Grant Instrument.

Section 9. Stock Appreciation Rights
The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option. The following provisions are applicable to SARs:
(a) General Requirements. The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.
(b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.
(c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. Without limiting the foregoing, unless the Committee determines otherwise, if a Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s death or Disability, all outstanding SARs held by the Grantee as of the date the Grantee ceases to be employed by, or provide service to, the Employer shall become fully exercisable on the date of such termination of employment or service. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(f) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
(d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
(e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(f) Form of Payment. The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.
(g) Restrictive Covenants Agreement. All unexercised SARs following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the thirty-eight (38)-month period following such termination of employment or service, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer, except as otherwise provided in the Grant Instrument.
Section 10. Other Stock-Based Awards
The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on or measured by Company Stock, to any Employee, Key Advisor or Non-Employee Director, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.
Section 11. Dividend Equivalents
The Committee may grant Dividend Equivalents alone or in connection with Stock Units or Other Stock-Based Awards, to an Employee, Key Advisor or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate. The Committee may grant Dividend Equivalents on the terms described in subsections (a) through (e) below or on such other terms as the Committee deems appropriate. Except as otherwise provided in the Grant Instrument, the following provisions may be applicable to Dividend Equivalents:
(a) Amount of Dividend Equivalent Credited. The Company shall credit to an account for each Grantee maintained by the Company in its books and records on each record date the Dividend Equivalent Amount for each Grantee attributable to each record date, from the date of grant until the earliest of the date of:
(i) the end of the applicable accumulation period designated by the Committee at the time of grant (the “Accumulation Period”),
(ii) the date the Grantee ceases to be employed by, or provide service to, the Employer for any reason other than death, Disability, Early Retirement, or Normal Retirement, or as otherwise determined by the Committee, in its sole discretion, at the time of the Grantee’s termination of employment or service, or
(iii) the end of a period of four years from the date of grant.

The Company shall maintain in its books and records separate accounts which identify the Dividend Equivalent Amounts for each Grantee, reduced by all amounts paid pursuant to subsection (b) below. No interest shall be credited to any such account. The amount of Dividend Equivalents credited pursuant to this subsection (a) shall be deemed a separate payment for purposes of section 409A of the Code.
(b) Payment of Credited Dividend Equivalents. Any Dividend Equivalent Amounts accrued in an account between the date of grant to March 1 of the following year shall be distributed to the Grantee no later than March 15 of the year following the date of grant, subject to subsection (c) below, and any Dividend Equivalent Amounts accrued in an account from March 2 of the year following the date of grant (or any anniversary thereof) through March 1 of the following year shall be distributed to the Grantee no later than March 15 of such following year, subject to subsection (c) below. Notwithstanding the foregoing, if a Change in Control occurs while the Grantee is employed by, or providing service to, the Employer, any Dividend Equivalent Amounts or portion thereof, which have not, prior to such date, been paid to the Grantee or forfeited shall be paid to the Grantee within sixty (60) days following the consummation of the Change in Control.
(c) Forfeiture of Dividend Equivalents. Except as otherwise determined by the Committee, payment of Dividend Equivalent Amounts for any accrual period ending on March 1 as described in subsection (b) above shall be forfeited by the Grantee if the Grantee ceases to be employed by, or provide service to, the Employer on March 1 of such accrual period; provided, however, that the Grantee shall not forfeit any payments if the Grantee ceases to be employed by, or provide service to, the Employer on account of death, Disability, Early Retirement, or Normal Retirement, subject to subsection (e) below.
(d) Form of Payment. All Dividend Equivalent Amounts shall be paid solely in cash.
(e) Restrictive Covenants Agreement. All unpaid Dividend Equivalent Amounts following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the applicable Accumulation Period, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer, except as otherwise provided in the Grant Instrument.
Section 12. Qualified Performance-Based Compensation
The Committee may determine that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The following provisions shall apply to Grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:
(a) Performance Goals.
(i) When Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code.

(ii) The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: total return to shareholders; dividends; earnings per share; customer growth; cost reduction goals; the achievement of specified operational goals, including water quality and the reliability of water supply; measures of customer satisfaction; net income (before or after taxes) or operating income; earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization; revenue targets; return on assets, capital or investment; cash flow; budget comparisons; implementation or completion of projects or processes strategic or critical to the Company’s business operations; and any combination of, or a specified increase in, any of the foregoing.
(b) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.
(c) Announcement of Grants. The Committee shall certify and announce the results for each performance period to all Grantees after the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable.
(d) Death, Disability or Other Circumstances. The Committee may provide that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

Section 13. Withholding of Taxes
(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.
(b) Election to Withhold Shares. If the Company so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Company and may be subject to the prior approval of the Company.
Section 14. Transferability of Grants
(a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.
(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
Section 15. Consequences of a Change in Control
(a) Notice and Acceleration. Unless the Committee determines otherwise, effective upon the date of the Change in Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and unpaid Dividend Equivalent Amounts shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.
(c) Committee. The Committee making the determinations under this Section 15 following a Change in Control must be comprised of the same members as those on the Committee immediately before the Change in Control.
Section 16. Requirements for Issuance or Transfer of Shares
No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Company deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.
Section 17. Amendment and Termination of the Plan
(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.
(b) No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the shareholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

(c) Shareholder Re-Approval Requirement. If Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents are granted as “qualified performance-based compensation” under Section 12 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if required by section 162(m) of the Code or the regulations thereunder.
(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.
(e) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 18(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18(f) below or may be amended by agreement of the Company and the Grantee consistent with the Plan.
(f) Effective Date of the Plan. The Plan shall be effective as of the date on which the shareholders approve the Plan.
Section 18. Miscellaneous
(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Grantee the same economic value as the prior options or rights.
(b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
(c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.

(d) Rights of Grantees. Nothing in the Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
(e) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(f) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.
(g) Employees Subject to Taxation Outside the United States. With respect to Grantees who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
(h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.